Exhibit 10.3

CB COMMERCIAL REAL ESTATE GROUP, INC.
BROKERAGE AND MANAGEMENT
LICENSED REAL ESTATE BROKER


I.  PARTIES.
    This Sublease, dated July 22, 1996, is made between Bunzl
South Florida, Inc., a Florida Corporation ("Sublessor"), and
ClearShield Manufacturing Corporation, a Florida Corporation
("Sublessee").

2.  MASTER LEASE.
    Sublessor is the lessee under a written lease dated 15th day of October, 1982, wherein Florida East Coast Railway Company, a Florida Corporation ("Lessor") leased to Sublessor the real property located in the City of Riviera Beach, County of Palm Beach, State of Florida, described as The northern one-half of the building (Bays 1, 2, 3, and 4) located at 2001 Australian Avenue, Riviera Beach, FL 33404, having dimensions of 240 feet by 225 feet and as more particularly shown on Exhibit "A" attached hereto and by this reference made a part of ("Master Premises") Said lease and amendments are herein collectively referred to as the "Master Lease" and are attached hereto as Exhibit "A".

3.  PREMISES.
    Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises ("Premises"): (Bays 3 and 4) having dimensions of 120 feet by 225 feet excluding the fenced in storage yard located at 2001 Australian Avenue, Riviera Beach, FL 33404, as more particularly shown on Exhibit "B" attached hereto and by this reference made a part hereof.

4.  WARRANTY BY SUBLESSOR.
    Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5.  TERM.
    The Term of this Sublease shall commence on July 22, 1996 ("Commencement Date"), or when Lessor consents to this Sublease (if such consent is required under the Master Lease), whichever shall last occur, and end on May 14, 2O03 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. In the event the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term. Possession of the Premises ("Possession") shall be delivered to Sublessee on the commencement of the Term. If for any reason Sublessor does not deliver Possession to Sublessee on the commencement of the Term, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee within thirty (30) days after the Commencement Date, then at any time thereafter and before delivery of Possession, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Sublessor. If Sublessor delivers Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be cancelled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of this Sublease, including without limitation the payment of rent.

6.  RENT.
6.1 Minimum Rent. Sublessee shall pay to Sublessor as minimum rent, without deduction, setoff, notice, or demand, at Bunzl South Florida, Inc., 6063 Boat Rock Blvd., Atlanta, FA 30336 or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the sum of Eight Thousand Nine Hundred Forty-Three and 75/100 Dollars ($ 8,943.75) per month, in advance on the first day of each month of the Term. Sublessee shall pay to Sublessor upon execution of this Sublease the sum of Eight Thousand Nine Hundred Forty-Three and 75/100 Dollars ($ 8,943.75) as rent for November 1996. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis. Additional provisions: Exhibit "C" attached hereto and by this reference made a part hereof shall be the rent schedule.

6.2 Operating Costs. (lined out of Sublease)

7.  SECURITY DEPOSIT.
    Sublessee shall deposit with Sublessor upon execution of this Sublease the sum of Ten Thousand Dollars and no cents. Dollars ($10,000.00) as security for Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit"). If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Within ten (10) days after the Term has expired, or Sublessee has vacated the Premises, or any final adjustment pursuant to Subsection 6.2 hereof has been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest hereunder.

8.  USE OF PREMISES.
    The Premises shall be used and occupied only for a purpose permitted by and any/or all applicable zoning and land use regulations and/or ordinances, provided that no such use shall principally involve the handling or storage of hazardous substances or hazardous materials, and for no other purpose.

9.  ASSIGNMENT AND SUBLETTING.
    Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor (and the consent of Lessor, if such is required under the terms of the Master Lease), such consent not to be unreasonably withheld.

10. OTHER PROVISIONS OF SUBLEASE.
    All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises, except for the following: Sublessee shall not be required to pay real property taxes or real property insurance or assessments during the term. Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease *Time is of the essence regarding Sublessor in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

11. ATTORNEYS' FEES.
    If Sublessor, Sublessee, or Broker shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

12. AGENCY DISCLOSURE:
    Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except: Catalfumo Management and Investment, Inc., who represents Sublessor and CB Commercial Real Estate Group, Inc., who represents Sublessee. In the event that CB COMMERCIAL REAL ESTATE GROUP, INC. represents both Sublessor and Sublessee, Sublessor and Sublessee hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

13. COMMISSION.
    Upon execution of this Sublease, and consent thereto by Lessor (if such consent is required under the terms of the Master Lease), Sublessor shall pay Broker a real estate brokerage commission in accordance with Sublessor's contract with Broker for the subleasing of the Premises, if any, and otherwise in the amount of -Per a separate agreement- Dollars ($ N/A), for services rendered in effecting this Sublease. Broker is hereby made a third party beneficiary of this Sublease for the purpose of enforcing its right to said commission.

14. NOTICES.
    All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by United States Mail, postage prepaid, addressed to the Sublessee at the Premises, and to the address hereinbelow, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

To Sublessor:  Mr. Tom Emge, Vice-President, Bunzl South Florida,
               Inc., 6063 Boat Rock Blvd., Atlanta, GA 30336

To Sublessee:  Mr. Pat Sullivan, President, ClearShield
               Manufacturing Inc., 2001 Australian Avenue,
               Riviera Beach, FL 33404

15. CONSENT BY LESSOR.
    THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED
TO BY LESSOR WITHIN 10 DAYS AFTER EXECUTION HEREOF, IF SUCH
CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE.

16. COMPLIANCE.
    The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

Sublessor:                       Sublessee:

Bunzl South Florida, Inc.,       ClearShield Manufacturing Inc.,
a Florida Corporation            a Florida Corporation

/s/ Tom Emge                     /s/ Pat Sullivan
    Vice President                  President
    7/25/96                         7/19/96




                      LESSOR'S CONSENT TO SUBLEASE

The undersigned ("Lessor"), lessor under the Master Lease, hereby consents to the foregoing Sublease without waiver of any restriction in the Master Lease concerning further assignment or subletting. Lessor certifies that, as of the date of Lessor's execution hereof, Sublessor is not in default or breach of any of the provisions of the Master Lease, and that the Master Lease has not been amended or modified except as expressly set forth in the foregoing Sublease.

Lessor: Gran Central Corporation, successor in interest to the rights and obligations of Florida East Coast Railway
          Company, a Florida Corporation


                       Notice:  Gran Central Corporation
                                P. 0. Box 1048
                                St. Augustine, FL  32084

By:        /s/ W. E. Durham

Title:     Vice President

Date:      7/25/96
                            GUARANTY OF LEASE


CB COMMERCIAL REAL ESTATE GROUP, INC.
BROKERAGE AND MANAGEMENT
LICENSED REAL ESTATE BROKER

This Guaranty of Lease (the "Guaranty") is attached to and made
part of that certain real Estate Lease dated June   , 1996
between Bunzl South Florida, Inc., a Florida Corporation, as Landlord, and ClearShield Manufacturing, Inc., a Florida Corporation, as Tenant, covering the Property commonly known as 2001 Australian Avenue, Bays 1-4, Riviera Beach, FL. The terms used in this Guaranty shall have the same definitions as set forth in the Lease. In order to induce Landlord to enter into the Lease with Tenant, Bernstein/Leibstone Associates, Inc., a New York Corporation and ClearShield of Palm Beach County, Inc., a Florida Corporation ("Guarantors"), have agreed to execute and deliver this Guaranty to Landlord. Each Guarantor acknowledges that Landlord would not enter into the Lease if each Guarantor did not execute and deliver this Guaranty to Landlord.

1. Guaranty. In consideration of the execution of the Lease by Landlord and as a material inducement to Landlord to execute the Lease, each Guarantor hereby irrevocably, unconditionally, jointly and severally guarantees the full, timely and complete
(a) payment of all rent and other sums payable by Tenant to Landlord under the Lease, and any amendments or modifications thereto by agreement or course of conduct, and (b) performance of all covenants, representations and warranties made by Tenant and all obligations to be performed by Tenant pursuant to the Lease, and any amendments or modifications thereto by agreement or course of conduct. The payment of those amounts and performance of those obligations shall be conducted in accordance with all terms, covenants and conditions set forth in the Lease, without deduction, offset or excuse of any nature and without regard to the enforceability or validity of the Lease, or any part thereof, or any disability of Tenant.

2. Landlord's Rights. Landlord may perform any of the following acts at any time during the Lease Term, without notice to or assent of any Guarantor and without in anyway releasing, affecting or impairing any of Guarantor's obligations or liabilities under this Guaranty: (a) alter, modify or amend the Lease by agreement or course of conduct, (b) grant extensions or renewals of the Lease, (c) assign or otherwise transfer its interest in the Lease, the Property, or this Guaranty, (d) consent to any transfer or assignment of Tenant's or any future tenant's interest under the Lease, (e) release one or more Guarantor, or amend or modify this Guaranty with respect to any Guarantor, without releasing or discharging any other Guarantor from any of such Guarantor's obligations or liabilities under this Guaranty, (f) take and hold security for the payment of this Guaranty and exchange, enforce, waive and release any such security, (g) apply such security and direct the order or manner of sale thereof as Landlord, in its sole discretion, deems appropriate, and (h) foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor under this Guaranty, except to the extent the indebtedness has been paid.

3. Tenant's Default. This Guaranty is a guaranty of payment and performance, and not of collection. Upon any breach or default by Tenant under the Lease, Landlord may proceed immediately against Tenant and/or any Guarantor to enforce any of Landlord's rights or remedies against Tenant or any Guarantor pursuant to this Guaranty, the Lease, or at law or in equity without notice to or demand upon either Tenant or any Guarantor. This Guaranty shall not be released, modified or affected by any failure or delay by Landlord to enforce any of its rights or remedies under the Lease or this Guaranty, or at law or in equity.

4. Guarantor's Waivers. Each Guarantor hereby waives (a) presentment, demand for payment and protest of non-performance under the Lease, (b) notice of any kind including, without limitation, notice of acceptance of this Guaranty, protest, presentment, demand for payment, default, nonpayment, or the creation or incurring of new or additional obligations of Tenant to Landlord, (c) any right to require Landlord to enforce its rights or remedies against Tenant under the Lease, or otherwise, or against any other Guarantor, (d) any right to require Landlord to proceed against any security held from Tenant or any other party, (a) any right of subrogation and (f) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantors against Landlord or any such security, whether resulting from an election by Landlord, or otherwise. Any part payment by Tenant or other circumstance which operates to toll any statute of limitations as to Tenant shall operate to toll the statute of limitations as to Guarantor.

5. Separate and Distinct Obligations. Each Guarantor acknowledges and agrees that such Guarantor's obligations to Landlord under this Guaranty are separate and distinct from Tenant's obligations to Landlord under the Lease. The occurrence of any of the following events shall not have any effect whatsoever on any Guarantor's obligations to Landlord hereunder, each of which obligations shall continue in full force or effect as though such event had not occurred: (a) the commencement by Tenant of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended or replaced, or any other applicable federal or state bankruptcy, insolvency or other similar law (collectively, the "Bankruptcy Laws"), (b) the consent by tenant to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of Tenant or for any substantial part of its property, (c) any assignment by Tenant for the benefit of creditors, (d) the failure of Tenant generally to pay its debts as such debts become due, (a) the taking of corporate action by Tenant in the furtherance of any of the foregoing; or (f) the entry of a decree or order for relief by a court having jurisdiction in respect of Tenant in any involuntary case under the Bankruptcy Laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Tenant or for any substantial part of its property, or ordering the winding-up or liquidation of any of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days. The liability of Guarantors under this Guaranty is not and shall not be affected or impaired by any payment made to Landlord under or related to the Lease for which Landlord is required to reimburse Tenant pursuant to any court order or in settlement of any dispute, controversy or litigation in any bankruptcy, reorganization, arrangement, moratorium or other federal or state debtor relief proceeding. If, during any such proceeding, the Lease is assumed by Tenant or any trustee, or thereafter assigned by Tenant or any trustee to a third party, this Guaranty shall remain in full force and effect with respect to the full performance of Tenant, any such trustee or any such third party's obligations under the Lease If the Lease is terminated or rejected during any such proceeding, or if any of the events described in Subparagraphs (a) through (f) of this Paragraph 5 occur, as between Landlord and each Guarantor, Landlord shall have the right to accelerate all of Tenant's obligations under the Lease and each Guarantor's obligations under this Guaranty. In such event, all such obligations shall become immediately due and payable by Guarantors to Landlord. Guarantors waive any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation from any cause whatsoever of the liability of Tenant.

6.  Subordination.
    All existing and future advances by Guarantor to Tenant, and all existing and future debts of Tenant to any Guarantor, shall be subordinated to all obligations owed to Landlord under the Lease and this Guaranty.

7.  Successors and Assigns.
    This Guaranty binds each Guarantor's personal representa-tives, successors and assigns.

8.  Encumbrances.
    If Landlord's interest in the Property or the Lease, or the rents, issues or profits therefrom, are subject to any deed of trust, mortgage or assignment for security, any Guarantor's acquisition of Landlord's interest in the Property or Lease shall not affect any of Guarantor's obligations under this Guaranty.
In such event, this Guaranty shall nevertheless continue in full force and effect for the benefit of any mortgagee, beneficiary, trustee or assignee or any purchaser at any sale by judicial foreclosure or under any private power of sale, and their successors and assigns. Any married Guarantor expressly agrees that Landlord has recourse against any Guarantor's separate property for all of such Guarantor's obligations hereunder.

9.  Guarantor's Duty.
    Guarantors assume the responsibility to remain informed of the financial condition of Tenant and of all other circumstances bearing upon the risk of Tenant's default, which reasonable inquiry would reveal, and agree that Landlord shall have no duty to advise Guarantors of information known to it regarding such condition or any such circumstance.

10. Landlord's Reliance.
    Landlord shall not be required to inquire into the powers of Tenant or the officers, employees, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.


11. Incorporation of Certain Lease Provisions.
    Each Guarantor hereby represents and warrants to Landlord that such Guarantor has received a copy of the Lease, has read or had the opportunity to read the Lease, and understands the terms of the Lease. The provisions in the Lease relating to the execution of additional documents, legal proceedings by Landlord against tenant, severability of the provisions of the Lease, interpretation of the Lease, notices, waivers, the applicable laws which govern the interpretation of the Lease and the authority of the Tenant to execute the Lease are incorporated herein in their entirety by this reference and made a part hereof. Any reference in those provisions to "Tenant" shall mean each Guarantor and any reference in those provisions to the "Lease" shall mean this Guaranty, except that (a) any notice which any Guarantor desires or is required to provide to Landlord shall be effective only if signed by all Guarantors and (b) any notice which Landlord desires or is required to provide to any Guarantor shall be sent to such Guarantor at such Guarantor's address indicated below, or if no address is indicated below, at the address for notices to be sent to Tenant under the Lease.


Signed on July 19, 1996     Bernstein/Leibstone Associates, Inc.,
                           a New York Corporation
Address:                   By:/s/ Darrell L. Peterson
5601 Corporate Way, #320         Darrell Peterson
Riviera Beach, FL  33404    Its  President

Signed on July 19, 1996     ClearShield of Palm Beach County,
                            Inc., a Florida Corporation
Address:                   By:/s/ Patrick T. Sullivan
5601 Corporate Way, #320         Patrick T. Sullivan
Riviera Beach, FL  33404    Its  President

CONSULT YOUR ATTORNEY - This document has been prepared for approval by your attorney. No representation or recommendation is made by CB Commercial Real Estate Group, Inc. or the Southern California Chapter of the Society of Industrial Realtors," Inc., or the agents or employees of either of them as to the legal sufficiency, legal effect, or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.

*12. The term Landlord shall also mean Sublandlord or Sublessor.
The term tenant shall also mean subtenant or sublessee.


                        ADDENDUM TO SUBLEASE
                               BETWEEN
                     BUNZL SOUTH FLORIDA, INC.,
                a Florida Corporation as "Sublessor"
                                 and
                  CLEARSHIELD MANUFACTURING, INC.,
                a Florida Corporation as "Sublessee"


     This Addendum to Sublease, dated this 22nd day of July 1996, by and between BUNZL SOUTH FLORIDA, INC., a Florida Corporation, as Sublessor, and CLEARSHIELD MANUFACTURING, INC., a Florida Corporation as Sublessee, modified and supplements that certain Sublease dated the date hereof between Sublessor and Sublessee. Terms defined in the Sublease and used herein shall have the same meaning as used in the Sublease. The provisions of this Addendum supersede any inconsistent provisions in the Lease to the extent of the inconsistency.

1. Sublessee has inspected the Premises to its satisfaction and agrees to accept the Premises in "as is" condition, without any representation as to the condition of the Premises having been made by Sublessor or its agent and without any obligation on the part of Sublessor to perform any alterations or improvements, except to ensure current HVAC, plumbing and electric systems are in working order. All work is to be completed prior to August 15, 1996.

2. Sublessee and/or its licensed vendors shall be solely responsible for the cost, permitting and performance of any and all alterations, renovations, repairs and maintenance attributable to Sublessee's use and occupancy of the Premises. All renovations shall require Sublessor's and Master Lessor's written approval prior to commencement.

3. Sublessor and Sublessee agree that the rent due under the Sublease shall constitute Sublessee's total obligation to Sublessor in respect of rent, (other than sales taxes, which Sublessee shall pay). Sublessee shall pay direct to the appropriate provider the cost of any utility or service being supplied to the premises.

4. Provided that Sublessee does not default in the performance of its obligations under the Sublease, Sublessor shall not be entitled to any additional Security Deposit. In the event Sublessor shall, as a result of any such default, retain or apply all or any portion of the Security Deposit toward the cure of such default, Sublessee shall thereupon be obligated to restore the amount of the Security Deposit so retained or applied.

5. Sublessor hereby consents to the removal by Sublessee, from time-to-time and at any time, of Sublessee's equipment, personal property, inventory and other goods from the Premises, Sublessor hereby waiving any right under the Sublease, Master Lease, or pursuant to the laws of the State of Florida, to assert a landlord's lien in respect of such property upon a default of Sublessee. In addition and notwithstanding the foregoing, upon a termination of this Sublease or upon a termination of Sublessee's right to possession of the Premises in accordance with the provisions of this Sublease, Sublessor shall be entitled to store (and, if necessary, relocate for storage) Sublessee's property at the expense of Sublessee if Sublessee shall fail to remove such property from the Premises, and in the further event that Sublessee shall fail to remove its property from the Premises or from the place of storage within ninety (90) days next following Sublessor's demand, Sublessor shall be entitled to dispose of such property as though it had been abandoned by Sublessee.

6. Sublessee shall obtain and keep in force all insurance required to be obtained and kept in force by Sublessor under the Master Lease and shall deliver to Sublessor certificates of insurance providing evidence of such coverage, naming Sublessor as an additional insured as its interest may appear, and stating that such insurance shall not be modified or cancelled except in thirty (30) days' prior written notice to Sublessor.

7. Sublessor agrees to the erection of Sublessee's signage paid for by Sublessee.

8. Sublessee shall indemnify, defend and hold harmless Sublessor from and against all losses, costs, damages, expenses and liabilities; including, without limitation, attorney's's fees and expenses, which Sublessor may incur or pay out by reason of (a) any accidents, damages or injuries to persons or property occurring in, on or about the Premises, (b) any breach or default hereunder on Sublessee's part, (c) any work done in or to the Premises (except for any work done in the Master Premises by Lessor or Sublessor) or (d) any act, omission or negligence on the part of Sublessee and/or its officers, employees, agents, customers or invitees, or any person claiming through or under Sublessee.

9. Sublessee hereby releases the Sublessor under the Master Lease or anyone claiming through or under the Sublessor under the Master Lease by way of subrogation or otherwise to the extent that Sublessor is released under the Master Lease of liability or responsibility pursuant to the provisions of the Master Lease, and Sublessee will cause its insurance carriers to include any clauses or endorsements in favor of the sublessor under the Master Lease, which Sublessor is required to provide pursuant to the provision of the Master Lease.

10. In any instance when Sublessor's consent or approval is required under this Sublease, Sublessor's refusal to consent to or approve any matter shall be deemed reasonable if such consent or approval has not been obtained from Gran Central Corporation under the Master Lease between Gran Central Corporation and Palm Beach Paper Company. If Sublessee shall seek the approval by or consent of Sublessor and Sublessor shall fail or refuse to give such consent of approval, Sublessee shall not be entitled to any damages for any withholding or delay of such approval or consent by Sublessor, it being intended that Sublessee's sole remedy shall be an action for injunction or specific performance and that said remedy of an action for injunction or specified performance shall be available only in those cases where Sublessor shall have expressly agreed in writing not to unreasonably withhold or delay its consent.

11. If for any reason the term of the Master Lease shall terminate prior to the expiration date of this Sublease, this Sublease shall thereupon be terminated and Sublessor shall not be liable to Sublessee by reason thereof, unless both (a) Sublessee shall not then be in default hereunder and (b) said termination shall have been effected because of the breach of default of Sublessor under the Master Lease, not the result of an act or omission of Sublessee.

12. Sublessee shall not, by operation of law or otherwise, assign, sell, mortgage, pledge or sublet the Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Premises by any person, without the consent of Sublessor such consent not to be unreasonably withheld.

13. Sublessor shall not agree to or enter into any modification of its Master Lease with Gran Central Corporation, which shall have an adverse effect on Sublessee's rights under this sublease document.

14. The months of July, August and September,and October 1996 shall be rent free upon full execution of this Sublease.

15. Sublessee shall also be responsible for the payment of any late charges imposed on Sublessor by Gran Central Corporation
"GCC" as a result of Sublessee's delinquency and/or failure in the payment of rent.

16. The following shall be deemed to be events of default by Sublessee under this Sublease: (1) Sublessee shall fail to pay when due any installment of rent or any other payment required pursuant to this Sublease; and provided Sublessor has notified Sublessee in writing of such default and Sublessee has failed to cure such default within three (3) days after receipt of written notification; (2) Sublessee shall fail to comply with any term, provision or covenant of this Sublease other than the payment of rent, excluding a default that may cause damage or injury to property or persons and the failure is not cured within ten (10) days, or a reasonable time after written notice to Sublessee; (3) Sublessee shall be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due;
(4) a receiver or trustee shall be appointed for all or substantially all of the assets of Sublessee; (5) Sublessee shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or (6) Sublessee shall do or permit to be done any act which results in a lien being filed against the Leased Premises or the Building and/or project of which the Leased Premises are a part; (7) the vacating or abandonment of the Premises by Sublessee.

17. Upon the occurrence of any event of default set forth in this Sublease, Sublessor shall have the option to pursue any one or more of the remedies as set forth herein without any notice or demand: (1) Sublessor may enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out,' expel or remove Sublessee and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages and relet the Leased Premises on behalf of Sublessee and receive the rent directly by reason of the reletting. Sublessee agrees to pay Sublessor on demand any deficiency that may arise by reason of reletting of the Leased Premises; further, Sublessee agrees to reimburse Sublessor for any expenditures made by it in order to relet the Leased Premises, including, but not limited to, remodeling and repair costs; (2) Sublessor may enter upon the Leased Premises, by picking or changing locks if necessary, without being liable for any, claims for damages, and do whatever Sublessee is obligated to do under the term of this Sublease. Sublessee agrees to reimburse Sublessor on demand for any expenses which Sublessor may incur in effecting compliance with Sublessee's obligations under this Sublease; further, Sublessee agrees that Sublessor shall not be liable for any damages resulting to Sublessee from effecting compliance with Sublessee's obligations trader this Sublease caused by the negligence of Sublessor or otherwise. (3) Sublessor may terminate this Sublease, in which event Sublessee shall immediately surrender the Leased Premises to Sublessor, and if Sublessee fails to surrender the Leased Premises, Sublessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises, by picking or changing locks, if necessary, and lock out, expel or remove Sublessee and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages. Sublessee agrees to pay on demand the amount of loss and damage which Sublessor may suffer by reason of the termination of this Sublease under this section, whether through inability to relet the Leased Premises on satisfactory terms or otherwise. Notwithstanding any of the remedies set forth in this Sublease, in the event Sublessor has made rent concessions of any type or character, or waived any base rent, and Sublessee fails to take possession of the Leased Premises on the commencement date or otherwise defaults at any time during the term of this Sublease, the rent concessions, including any waived base rent, shall be cancelled and the amount of the base rent or other rent concessions shall be due and payable immediately as if no rent concessions or waiver of any base rent had ever been granted. A rent concessions or waiver of the base rent shall not relieve Sublessee of any obligation to pay any other charge due and payable under this Sublease. (4) Maintain Sublessee's right to possession in which case this Sublease shall continue in effect whether or not Sublessee shall have abandoned the Premises. In such event, Sublessor shall be entitled to enforce all of Sublessor's rights and remedies under this Sublease, including the right to recover the rent as it becomes due hereunder.

18. Sublessor or its agents or contractor shall have the right to enter Premises with reasonable notice for the purpose of fulfilling its lease obligations to Gran Central Corporation "GCC" under its lease and for the purposes of doing repairs, maintenance and general service or to inspect, alter or separate electrical, water, sewer or security services on the Premises to service Sublessor's property as defined in the Master Lease.

19. This sublease document shall be null and void if not executed by Sublessor and returned and delivered to Sublessee by July 25, 1996.

20. Sublease Agreement, Addendum and Exhibits are contingent upon Sublessee applying for, within one week of occupancy, and sometime thereafter receiving from the City of Riviera Beach an occupational license for the Premises. A copy of said license shall be delivered to Sublessor within one week upon receipt from the City of Riviera Beach.

21. Notwithstanding anything to the contrary in paragraph 9 of the Sublease or paragraph 12 of this Addendum, Sublessee shall have the right to sublease to any subsidiary of Sublessee without Sublessor's consent. Such subleasing shall not diminish or alter Sublessee's obligations under this Agreement.


     IN WITNESS WHEREOF, Sublessor and Sublessee have entered into this Addendum to Sublease as of the day and year first above written.

                              CLEARSHIELD MANUFACTURING, INC.,
                              a Florida Corporation


                              By:  /s/ Patrick T. Sullivan
                                   President      7/19/96


                              BUNZL SOUTH FLORIDA, INC.,
                              a Florida Corporation


                              By:  Thomas Emge
                                   Vice President


                                EXHIBIT A


Drawing of building showing full facility


                                EXHIBIT B


Drawing of entire building with highlighting of subleased space.


                            EXHIBIT "C"
                          RENT SCHEDULE


                SQ.FT.   GROSS   MONTHLY    MONTHLY GROSS PAYMENT
      TERM    OCCUPIED RATE PSF GROSS RENT SALES TAX* FOR TERM
Occ. - 9/30/96** 27,000  $0.00  $    0.00  $  0.00   $      0.00
11/1/96-6/30/97  27,000  $3.75  $8,437.50  $506.25   $ 72,056.25
7/l/97 -6/30/98  27,000  $3.95  $8,887.50  $533.25   $113,049.00
7/l/98 -6/30/99  27,000  $4.03  $9,067.50  $544.05   $115,338.60
7/l/99 -6/30/00  27,000  $4.11  $9,247.50  $554.85   $117,628.20
7/l/00 -6/30/01  27,000  $4.19  $9,427.50  $565.65   $119,917.80
7/l/01 -6/30/02  27,000  $4.28  $9,630.00  $577.80   $122,493.60
7/l/02 -5/14/03  27,000  $4.36  $9,810.00  $588.60   $109,185.30


*  State sales tax subject to change.
** Occ. equals date of occupancy.



                         CONSENT TO SUBLEASE

    Gran Central Corporation, hereinafter referred to as "GCC", as successor in interest of the rights and obligations of Florida East Coast Railway Company, hereinafter referred to as "FEC", in and to that certain Lease dated October 15, 1982 executed by FEC as Lessor and Palm Beach Paper Company, hereinafter referred to as "PBPC", as Lessee, pursuant to Paragraph 15 of said Lease, does hereby consent to that certain Sublease and Addendum hereto dated July 1, 1996 and executed by Bunzl South Florida, Inc., hereinafter referred to as "BSF", successor in interest to the rights and obligations of PBPC as Sublessor and ClearShield Manufacturing, Inc. hereinafter referred to as "CMI", as Sublessee.

    This Consent is not intended to operate as a waiver of any rights which GCC has under the terms of the Lease or applicable federal, state or local laws, rules and regulations. GCC specifically retains the right to enforce any provision of the Lease through action at law or in equity or otherwise.

    To the best of GCC's knowledge and belief, PBPC is not in default or breach of any of the terms of the Lease and no modifications or amendments have been made to the Lease, not otherwise disclosed, prior to the execution of this Consent.

    GCC agrees to notify CMI if PBPC or BSF commits any act or omission constituting a default of the Lease, and CMI may cure such default or breach within ten (10) days of receipt of notice thereof.

    GCC further consents to the use of the Leased Premises by CMI for a purpose permitted by any and/or all applicable zoning and land use regulations and/or ordinances and to the erection of CMI's sign upon the Premises, provided such sign shall conform to all applicable federal, state and local laws, ordinances, rules and regulations governing the size, placement and erection of signs.

     IN WITNESS WHEREOF, this Consent to Sublease has been executed this 25th day of July, 1996.

WITNESSES                         GRAN CENTRAL CORPORATION:
/s/ (Illegible)                   By:  /s/ W. E. Durham
/s/ David S. Tillis                    Vice President